DSI REALTY INCOME FUND VIII
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
JUNE 30, 1997 AND DECEMBER 31, 1996

                                          June 30,       December 31,
                                            1997             1996
ASSETS

CASH AND CASH EQUIVALENTS                $  352,066       $  389,413
PROPERTY                                  3,621,746        3,856,310

INVESTMENT IN REAL ESTATE
  JOINT VENTURE                             343,756          364,645

OTHER ASSETS                                 21,684           21,684

TOTAL                                    $4,339,252       $4,632,052

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  616,100       $  610,006


PARTNERS' EQUITY:
     General Partners                       (70,548)         (67,560)
     Limited Partners                     3,793,700        4,089,606

  Total partners' equity                  3,723,152        4,022,046

TOTAL                                    $4,339,252       $4,632,052

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

                                         June 30,         June 30,
                                           1997             1996
REVENUES:
Rental Income                            $  421,223       $  406,006
Interest                                      1,609            3,000
     Total revenues                         422,832          409,006

EXPENSES:

Operating Expenses                          276,397          245,044
General and administrative                   40,090           38,097
     Total expenses                         316,487          283,141

INCOME BEFORE EQUITY IN INCOME
   OF REAL ESTATE JOINT VENTURE             106,345          125,865
EQUITY IN INCOME OF REAL ESTATE              21,764           20,615

NET INCOME                               $  128,109       $  146,480


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  126,828       $  145,015
    General partners                          1,281            1,465

TOTAL                                    $  128,109       $  146,480

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     5.28       $     6.04


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              24,000           24,000

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996


                                           June 30,        June 30,
                                             1997            1996


REVENUES:
Rental Income                            $  839,078       $  813,065
Interest                                      3,392            5,356
Total Revenues                              842,470          818,421

EXPENSES:
Operating Expenses                          533,500          493,689
General and Administrative                  104,220          103,167
Total Expenses                              637,720          596,856

INCOME BEFORE EQUITY IN INCOME OF
  REAL ESTATE JOINT VENTURE                 204,750          221,565

EQUITY IN INCOME OF REAL
  ESTATE FOINT VENTURE                       41,810           42,961

NET INCOME                               $  246,560       $  264,526

AGGREGATE NET INCOME ALLOCATED TO:
  Limited partners                       $  244,094       $  261,881
  General partners                            2,466            2,645

TOTAL                                    $  246,560       $  264,526

NET INCOME PER LIMITED PARTNERSHIP UNIT      $10.17           $10.91

LIMITED PARTNERSHIP UNITS USED
  IN PER UNIT CALCULATION                    24,000           24,000



See accompanying notes to financial statements (unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL

EQUITY AT DECEMBER 31, 1995           ($61,424)     $4,697,074   $4,635,650

NET INCOME                               2,645         261,881      264,526
DISTRIBUTIONS                           (5,454)       (540,000)    (545,454)

EQUITY AT JUNE 30, 1996               ($64,233)     $4,418,955   $4,354,722

EQUITY AT DECEMBER 31, 1996           ($67,560)     $4,089,606   $4,022,046

NET INCOME                               2,466         244,094      246,560
DISTRIBUTIONS                           (5,454)       (540,000)    (545,454)

EQUITY AT JUNE 30, 1997               ($70,548)     $3,793,700   $3,723,152


See accompanying notes to consolidated financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

                                      June 30,          June 30,
                                        1997              1996

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 246,560       $ 264,526

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        234,567         234,567
     Distributions in excess
      	of earnings in
       real estate joint venture          20,886          19,589

     Changes in assets and
      	liabilities:

     Decrease in other assets                  0          27,839
     Increase(Decrease)in liabilities      6,094          (5,956)

Net cash provided by
  operating activities                   508,107         540,565

CASH FLOWS FROM INVESTING ACTIVITIES -

     Purchase of property
       and equipment                          0          (19,800)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (545,454)       (545,454)

NET DECREASE IN CASH AND
   CASH EQUIVALENTS                      (37,347)        (24,689)

CASH AND CASH EQUIVALENTS:

     At beginning of period              389,413         445,657
     At end of period                  $ 352,066        $420,968


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND VIII
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund VIII (the "Partnership"), a limited partnership, has two general partners (DSI Properties, Inc., and Diversified Investors Agency) and limited partners owning 24,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership
Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of June 30, 1997, and for the periods ended June 30, 1997, and 1996 is unaudited. Such financial information includes all adjustments considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Stockton, Pittsburg, El Centro, Lompoc and Huntington Beach, California. The total cost of property and accumulated depreciation at June 30, 1997, is as follows:

        Land                                 $  2,305,310
        Buildings and improvements              7,071,497
        Equipment                                  22,831
        Total                                   9,399,638
        Less: Accumulated Depreciation        ( 5,777,892)
        Property - Net                       $  3,621,746


3.   INVESTMENT IN REAL ESTATE JOINT VENTURE

The Partnership is involved in a joint venture with DSI Realty Income Fund IX through which the Partnership has a 30% interest in a mini-storage facility in Aurora, Colorado. Under the terms of the joint venture agreement, the Partnership is entitled to 30% of the profits and losses of venture and owns 30% of the mini-storage facility as a tenant in common with DSI Realty Income Fund IX, which has the remaining 70% interest in the venture. Summarized income statement information for the three months ended June 30, 1997, and 1996 is as follows:

                                   1997                   1996
     Revenue                     $320,774               $315,861
     Operating Expenses           181,407                172,659
     Net Income                  $139,367               $143,202


The Partnership accounts for its investment in the real estate joint venture under the equity method of accounting.

4.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.